Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Form S-3 Registration Statement No. 333-178272;
Form S-8 Registration Statement No. 333-52120;
Form S-8 Registration Statement No. 333-52122;
Form S-8 Registration Statement No. 333-52124;
Form S-8 Registration Statement No. 333-73052;
Form S-8 Registration Statement No. 333-87722;
Form S-8 Registration Statement No. 333-87726;
Form S-8 Registration Statement No. 333-124619;
Form S-8 Registration Statement No. 333-124620;
Form S-8 Registration Statement No. 333-136176;
Form S-8 Registration Statement No. 333-136177;
Form S-8 Registration Statement No. 333-168497;
Form S-8 Registration Statement No. 333-168498;
Form S-8 Registration Statement No. 333-176009;
Form S-8 Registration Statement No. 333-176011;
Form S-8 Registration Statement No. 333-188792; and
Form S-8 Registration Statement No. 333-188814

of our reports dated February 27, 2013, with respect to the consolidated financial statements and schedule of Coventry Health Care, Inc. and the effectiveness of Coventry Health Care, Inc.'s internal control over financial reporting included in the Annual Report (Form 10-K) for the year ended December 31, 2012, included in this Current Report on Form 8-K/A of Aetna Inc.

/s/ Ernst & Young LLP

Baltimore, Maryland
June 28, 2013